ChinaCast Education Corporation Announces Closing of Acquisition
of Hubei Industrial University Business College

ChinaCast now providing post-secondary degree programs to over 30,000 on-campus students and e-learning services to over 141,000 online university students in China

Beijing, August 23, 2010 — ChinaCast Education Corporation ("ChinaCast" or the "Company", NASDAQ: CAST), a leading for-profit, post-secondary education and e-learning services provider in China, today announced the closing of its acquisition of Hubei Industrial University Business College (“HIUBC”), a private, accredited university located in Wuhan, China.

HIUBC, which was founded in 2003 by private investors as an independent, accredited college affiliated with a state-owned university, offers bachelor degree and diploma courses in industrial engineering design, computer engineering, management, economics, language studies and law.  For the current academic year which started September 1, 2009, the university had 9,929 students enrolled and a staff that includes 511 full-time and part-time teachers.

Ron Chan, ChinaCast Education Chairman and CEO, commented, “Our strategy is to be a leader in the for-profit, post-secondary education sector in China by building a nationwide network of accredited, career-oriented universities to address the high demand for tertiary education in China.  The acquisition of HIUBC, our third university acquisition since 2008,  builds upon our already strong financial and strategic position, while giving us an additional profitable and valuable asset which includes over 47 acres and 2.2 million square feet of office space located in Wuhan, a major metropolitan city of over 9 million people.

“We believe we are well-positioned to accelerate growth and profitability going into the upcoming September 2010 academic year by increasing student enrollments and tuition at our existing universities and by launching new course offerings such as international degree programs, continuing/vocational training programs and summer training courses.  Post-acquisition, our cash and working capital position will remain strong as we continue to invest in expanding our educational service offerings and evaluate additional acquisitions in the China education sector.”

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities:  The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan.  These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite and fiber broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael J. Santos, President-International
+1-347-788-0030
mjsantos@chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net